EXHIBIT 21.1



                              LIST OF SUBSIDIARIES
                              OF THE COMPANY AS OF
                                December 31, 2001




                                                                 Percentage of
                                     Jurisdiction of           Voting Securities
     Name                             Incorporation            Owned by Company
     ----                            ---------------           -----------------

     M.O.C. Resources, Inc.               Nevada                     100%








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